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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
LEESPORT FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 26, 2005

TO THE SHAREHOLDERS OF LEESPORT FINANCIAL CORP:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Leesport Financial Corp. will be held at 11:00 A.M. (Eastern Time) on Tuesday, April 26, 2005, at the Sheraton-Reading Hotel, 1741 Papermill Road, Wyomissing, Pennsylvania, 19610, for the following purposes:

    1.
    To elect three Class II Directors, each for a three-year term. The nominees of the Board of Directors for election as Class II Directors are Patrick J. Callahan, Charles J. Hopkins, and Michael J. O'Donoghue.

    2.
    To ratify the appointment of Beard Miller Company LLP, as Leesport's independent auditors for the year 2005.

    3.
    To transact any such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

        In accordance with the bylaws of Leesport and action of the Board of Directors, only those shareholders of record at the close of business on Friday, March 11, 2005, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        Your vote is important regardless of the number of shares that you own. Please submit your vote either by mail, via the Internet, or in person at the meeting. Giving your proxy by mail or via the Internet does not affect your right to vote in person if you attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

JENETTE L. ECK Secretary

March 24, 2005

PROXY STATEMENT
Dated and to be mailed March 24, 2005

LEESPORT FINANCIAL CORP.
1240 BROADCASTING ROAD
WYOMISSING, PENNSYLVANIA 19610
610.208.0966

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 26, 2005

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	1
MATTER NO. 1—Election of Class II Directors	5
DIRECTOR INFORMATION	6
BENEFICIAL OWNERSHIP BY EXECUTIVE OFFICERS AND DIRECTORS	9
CORPORATE GOVERNANCE	10
BOARD OF DIRECTORS AND COMMITTEE MEETINGS	11
DIRECTOR COMPENSATION	14
REPORT OF THE AUDIT COMMITTEE	14
REPORT OF THE COMPENSATION COMMITTEE	15
EXECUTIVE COMPENSATION	17
EXECUTIVE OFFICER AGREEMENTS	19
PERFORMANCE GRAPH	22
OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION	23
MATTER NO. 2—Ratification of the Appointment of Independent Auditors	23
ADDITIONAL INFORMATION	23

        Although we recommend that you read carefully the full text of the enclosed Proxy Statement, we have prepared the following "Questions and Answers" to assist you in understanding the voting procedures and information on each Proposal. We refer in this Proxy Statement to Leesport Financial Corp. as "Leesport" or the "Company."

QUESTIONS AND ANSWERS

Q.	What am I voting on?
A:	• Election of three Class II Directors to a three-year term. The nominees of the Board of Directors are:
• Patrick J. Callahan
• Charles J. Hopkins
• Michael J. O'Donoghue
• To ratify the appointment of Beard Miller Company LLP, as Leesport's independent auditors for the year ending December 31, 2005.
Q.	How does the Board of Directors recommend that I vote my shares?
A.	The Board of Directors recommends that you vote your shares as follows:
• "FOR" the nominees of the Board of Directors for election as Class II Directors (see Matter No. 1); and
• "FOR" ratification of the appointment of Beard Miller Company LLP as Leesport's independent auditors for the year ending December 31, 2005.
Q.	Who is entitled to vote?
A.	Shareholders of record as of the close of business on Friday, March 11, 2005.
Q.	How many votes do I have?
A.	Each share of common stock is entitled to one vote.
Q.	How do I vote?
A.	You may vote by completing and returning the enclosed proxy card or by voting in person at the meeting. In addition, you may be able to vote via the Internet, as described below.

Voting by Proxy. You may vote by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted in favor of that proposal.
ON YOUR PROXY CARD:
• Mark your selections;
• Date and sign your name exactly as it appears on your card, and
• Mail to American Stock Transfer & Trust Company, Shareholder Services, in the enclosed return envelope.

Voting by Internet. If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.
Voting in person. If you attend the meeting, you may deliver your completed proxy card in person or may vote by completing a ballot which will be available at the meeting.
Should you have any questions on the procedure for voting your shares, please contact American Stock Transfer & Trust Company, Shareholder Services, at 800.937.5449.
Q.	Can I revoke my proxy and change my vote after I have returned my proxy card?
A.	You may revoke your proxy at any time before it is exercised by either:
• Submitting to the Secretary a written notice of revocation or a subsequently executed proxy card; or
• Attending the meeting and voting in person
Q.	What does it mean if I get more than one proxy card?
A.
Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all shares are voted. If you would like to inquire about having all of your accounts registered in the same name and address, please contact American Stock Transfer & Trust Company, Shareholder Services, 800.937.5449.
Q.	What constitutes a quorum for the Annual Meeting?
A.
As of March 11, 2005, 5,002,873 shares of Leesport Financial Corp. common stock were issued and outstanding, each of which will be entitled to one vote at the meeting. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you vote by proxy, your shares will be included for determining the presence of a quorum. Both abstentions and "broker non-votes" are also included for purposes of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares.
Q.	Assuming the presence of a quorum, what is the vote required to approve the matters to be considered at the meeting?
A.
The nominees for election as Class II Directors who receive the highest number of votes cast, in person or by proxy, at the meeting will be elected as Class II Directors. Shareholders cannot cumulate votes for the election of directors. The affirmative vote of a majority of all votes cast, in person and by proxy, at the meeting is required to approve the other matters to be considered at the meeting. Under Pennsylvania law, abstentions and broker non-votes will not affect the outcome of any of the matters being voted on at the meeting.
Q.	Who will count the vote?
A.	A representative of American Stock Transfer & Trust Company, Leesport's transfer agent, will tabulate the votes and act as the inspector of election.

Q.	Is my vote confidential?
A.
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner designed to protect your voting privacy. Your vote will not be disclosed either within Leesport or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to management.
Q.	Who will bear the cost of soliciting votes for the Annual Meeting?
A.
Leesport will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by the Company's directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Leesport has retained the services of American Stock Transfer & Trust Company to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries, and to tabulate votes at the meeting. Leesport estimates that it will pay a fee of $12,000 for these services. In addition, Leesport may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.
Q.	What happens if additional proposals are presented at the Annual Meeting?
A.
Other than the two proposals described in this proxy statement, Leesport does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the person named as proxy holder, Jenette Eck, Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.
Q.	May I propose actions for consideration at next year's Annual Meeting of Shareholders or nominate individuals to serve as directors?
A.	You may submit proposals for consideration at future annual shareholder meetings, including director nominations.

Shareholder Proposals: A shareholder who desires to submit a proposal to be considered for inclusion in Leesport's proxy statement for the annual meeting to be held in 2006 in accordance with the rules of the Securities and Exchange Commission, must submit the proposal to Leesport at its principal executive offices, 1240 Broadcasting Road, Wyomissing, Pennsylvania, 19610-0219, on or before November 24, 2005.

A shareholder proposal submitted after November 24, 2005, or which does not otherwise meet the requirements of the Securities and Exchange Commission, will not be included in Leesport's proxy statement for the annual meeting to be held in 2006, but may nevertheless be presented at the annual meeting. To present a proposal at the annual meeting in 2006, a shareholder must submit a notice at Leesport's principal executive offices no earlier than January 26, 2006, and no later than February 25, 2006, containing the information specified in Leesport's bylaws. If the annual meeting in 2006 is not held within 30 days prior to or after April 26 (the date of the annual meeting in 2005), the notice must be delivered to or mailed and received at the principal executive offices within five days of mailing the notice of meeting or public disclosure of the meeting date.

If the shareholder intending to present such a proposal has not provided Leesport written notice of the matter on or after January 26, 2006 and on or before February 25, 2006 as required by Leesport's bylaws, the chairman of the meeting may declare the proposal out of order and, in any event, proxy holders of the Board of Directors would have discretionary authority to vote on such proposal at the meeting.

Director Nominations: Leesport's bylaws permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations for director made by shareholders, other than those made by management, must be made by notice in writing to the President no less than 60 days and no more than 90 days before the anniversary date of the immediately preceding annual meeting provided the meeting is held within 30 days of the date of the preceding year's annual meeting. The notification must contain the information specified in Leesport's bylaws. The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge the nomination of any person which the presiding officer determines is not made in compliance with the foregoing procedure. As of the date of this proxy statement, Leesport has not received a notice of nomination for election as a director from any shareholder.

Copy of Bylaw Provisions: You may contact Leesport's Corporate Secretary at Leesport's corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and for nominating director candidates.

MATTER NO. 1
ELECTION OF DIRECTORS

General

        Leesport's bylaws provide that its business shall be managed by a Board of Directors of not less than five and not more than twenty-five persons. The Board of Directors of the Company, as provided in the bylaws, is divided into three classes, with each being as nearly equal in number as possible. As of March 24, 2005, the Board of Directors consisted of thirteen members:

  •
  Class I—four members

  •
  Class II—five members

  •
  Class III—four members

        Under the bylaws, a vacancy on the Board of Directors is filled by the remaining members of the Board. If the vacancy results from death, resignation or removal of a director, the director elected to fill the vacancy will become a member of the class in which the vacancy occurred. By comparison, persons elected by the Board of Directors in connection with an increase in the size of the Board are designated by the Board of Directors as belonging to either Class I, Class II, or Class III. In either case, the bylaws further provide that each director so elected remains a member of the Board of Directors until his or her successor is elected by shareholders at the next annual meeting of shareholders at which directors of the same class are elected.

        Under the bylaws, no person shall be eligible for nomination or for election to the Board of Directors of the Company if such person would attain the age of 70 years at any time during such person's term as Director, provided that the Director was not elected pursuant to the terms of a definitive agreement of acquisition or merger approved by the Board of Directors of the Company. Directors in office on the date of the adoption of the mandatory retirement age are not subject to such provision.

        The term of office for each director in Class II expires on the date of the Annual Meeting of Shareholders on April 26, 2005. One director currently serving in Class II, if elected, will attain the age of 70 prior to the expiration of the renewed term. One director currently serving in Class II has not been nominated by the Board for reelection. In addition, on March 17, 2005, Raymond H. Melcher, Jr., Chairman, President, and Chief Executive Officer of the Company and a Class II director, resigned his positions with the Company and its affiliates to pursue other interests. Accordingly, the Board has set the number of directors at eleven, and three Class II directors have been nominated for election at the meeting to serve for three-year terms expiring on the date of the Annual Meeting of Shareholders in 2008.

        The three nominees for election as Class II directors receiving the highest number of votes at the meeting will be elected to serve as directors.

        Any shareholder who wishes to withhold authority to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. Management, however, has no present reason to believe that any nominee listed below will be unable to serve as a director, if elected.

DIRECTOR INFORMATION

Nominees for Class II Directors to serve for a three-year term, expiring in 2008:

Name	Age	Director Since	Principal Occupation or Employment for Past 5 Years	Serves on the Following Board Committees
Patrick J. Callahan	46	2004	Finance Director of The DePaul Group, a multi-industry organization	No current committe assignments
Charles J. Hopkins	54	1999	President and Chief Executive Officer of Essick & Barr LLC, a full service insurance agency, a wholly-owned subsidiary of Leesport Financial Corp.	• Executive Committee
Michael J. O'Donoghue	62	2004	Partner at Wisler, Pearstine, Talone, Craig, Garrity & Potash, a law firm	No current committe assignments

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" THE ELECTION OF THESE CLASS II DIRECTORS.

Continuing Class I Directors to serve until 2007:

Name	Age	Director Since	Principal Occupation or Employment for Past 5 Years	Serves on the Following Board Committees
Vito A. DeLisi	56	2004
			Acting President and Chief Executive Officer of Leesport Financial Corp. and Leesport Bank since March 17, 2005; prior thereto, President of the Madison Bank Division of Leesport Bank; prior thereto, President and Chief Executive Officer of Madison Bancshares Group, Ltd. and Madison Bank.	• Asset-Liability Committee • Executive Committee
Karen A. Rightmire	58	1994	President of United Way of Berks County	• Executive Committee • Governance Committee • Human Resources/ Compensation Committee, Chair
Michael L. Shor	45	2002	Senior Vice President of Carpenter Technology Corp.—Engineered Products Operations Division, a manufacturer of specialty alloys	• Executive Committee • Human Resources/ Compensation Committee • Governance Committee
Alfred J. Weber	52	1995	President of Tweed-Weber Inc., a management consulting firm	• Chairman of Leesport Financial Corp. and Leesport Bank since March 17, 2005 • Executive Committee, Chair • Governance Committee • Human Resources/ Compensation Committee • Lead Independent Director

Continuing Class III Directors to serve until 2006:

Name	Age	Director Since	Principal Occupation or Employment for Past 5 Years	Serves on the Following Board Committees
James H. Burton	48	2000	President of Manchester Copper Products LLC. Prior thereto, President and Chief Operating Officer of Magnatech International, LP, a machinery manufacturer	• Audit Committee • Executive Committee • Governance Committee, Chair
Andrew J. Kuzneski, Jr.	65	1999	President of A.J. Kuzneski, Jr., Inc., an insurance agency	• Vice Chairman of Leesport Financial Corp. and Leesport Bank since March 17, 2005 • Audit Committee, Chair • Executive Committee • Governance Committee
Frank C. Milewski	54	2002	President and Chief Executive Officer of The ReDCo Group, a company specializing in human resources management	• Asset-Liability Committee • Audit Committee • Executive Committee
Harry J. O'Neill III	55	1984	President of O'Neill Financial Group, Inc., a personal holding company	• Audit Committee

BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

        The following table shows the beneficial ownership of Leesport's common stock as of January 31, 2005, by each director and executive officer, and the directors and executive officers as a group.

Director and Executive Officer Stock Ownership

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Total Shares Outstanding
James H. Burton	7,970	(2)	*
Patrick J. Callahan	287		*
Vito A. DeLisi	6,759		*
Charles J. Hopkins	100,663		2.01%
William J. Keller	18,876	(3)	*
Andrew J. Kuzneski, Jr.	125,379	(4)	2.50%
Frank C. Milewski	29,680	(5)	*
Roland C. Moyer, Jr.	50,904		1.01%
Michael J. O'Donoghue	4,867		*
Harry J. O'Neill, III	12,857	(6)	*
Karen A. Rightmire	12,204		*
Michael L. Shor	3,771		*
Alfred J. Weber	13,278		*
Edward C. Barrett	13,159		*
Raymond H. Melcher, Jr.	58,652	(7)	1.17%
Jenette L. Eck	4,679	(8)	*
Stephen A. Murray	4,598		*
All directors and executive officers as a group (17 persons)	468,583		9.36%

*
Less than 1% of the outstanding shares of common stock

(1)
The amounts include the following shares of common stock that the individual has the right to acquire by March 31, 2005 by exercising outstanding stock options:

James H. Burton	5,435	Karen A. Rightmire	6,593
Charles J. Hopkins	39,317	Michael L. Shor	2,126
William J. Keller	6,593	Alfred J. Weber	6,593
Andrew J. Kuzneski, Jr	5,435	Raymond H. Melcher, Jr	19,019
Frank C. Milewski	5,435	Edward C. Barrett	5,128
Roland C. Moyer, Jr.	5,435	Jenette L. Eck	3,430
Harry J. O'Neill, III	6,593	Stephen A. Murray	2,093
All directors and officers as a group	124,353
(2)
Includes 1,699 shares held jointly with his spouse.

(3)
Includes 9,114 shares held jointly with his spouse.

(4)
Includes 2,205 shares held by his spouse, and 110,250 shares held by Berkshire Securities Corp.

(5)
Includes 19,480 shares held jointly with his spouse.

(6)
Includes 2,100 shares held by his spouse.

(7)
Includes 5,701 shares held jointly with his spouse, and 2,610 shares held by his spouse. Mr. Melcher resigned his positions with Leesport Financial Corp. and its affiliates effective March 17, 2005.

(8)
Includes 38 shares held jointly with her spouse.

CORPORATE GOVERNANCE

        Leesport Financial Corp.'s governing body is its Board of Directors. The Board is elected by and accountable to the shareholders to direct and oversee the Company's management in the long-term interests of shareholders.

Corporate Governance Principles

        The Board has adopted corporate governance principles that, together with Leesport's articles of incorporation, bylaws, and the charters of Board Committees, provide a framework for the governance of Leesport Financial Corp. The principles are intended to assist the Board in the exercise of its responsibilities. As the operation of the Board is a dynamic and evolving process, these principles are reviewed annually and may be changed by the Board from time to time. A copy of these principles is available at the Company's website at www.leesportfc.com, or by contacting the Company's Corporate Secretary.

Lead Independent Director and Director Independence

        The Board of Directors has affirmatively determined that all of the Company's current directors are independent within the meaning of the Nasdaq listing standards, except for Vito A. DeLisi, Acting President and Chief Executive Officer of the Company and Leesport Bank, Charles J. Hopkins, President and Chief Executive Officer of Essick & Barr, LLC, a wholly owned subsidiary of the Company, Patrick J. Callahan, Finance Director of The DePaul Group of Companies, and Michael J. O'Donoghue, Partner at Wisler, Pearstine, Talone, Craig, Garrity & Potash, LP. Messrs. DeLisi, Callahan and O'Donoghue joined the Board as a result of the acquisition of Madison Bancshares Group, Ltd. in October 2004. Mr. Callahan is not independent within the meaning of Nasdaq listing standards because he is an executive officer of The DePaul Group, which leases to Leesport Bank certain real estate on which branches acquired in the Madison transaction are located. Mr. O'Donoghue is not independent within the meaning of Nasdaq listing standards because he is the brother-in-law of a principal of The DePaul Group.

        The Board has determined that a lending relationship resulting from a loan made by Leesport Bank to a director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. The Board also determined that maintaining with Leesport Bank a deposit, savings or similar account by a director or any of the director's affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers. The independent directors meet regularly in executive session without management present. The Board has appointed a lead independent director to act as liaison between the independent directors and the Board chairman. The lead director is also appointed to serve as chair of the Board's executive sessions (without management present).

Board Membership Criteria

        Each member of the Board must possess the individual qualities of integrity, high performance standards, mature confidence, informed judgment, and financial literacy. Each director is required to own a significant equity position in the company. Non-employee directors are required to own stock worth at least three times their average annual director fees for the previous three years, and are required to receive 100% of their director fee payment in Company stock until this requirement is met.

Code of Conduct

        Leesport Financial Corp. has adopted a Code of Conduct that includes a conflict of interest policy and applies to all directors, officers and employees. All directors, officers and employees are required to affirm in writing their acceptance of the Code of Conduct. The Code of Conduct is available for review at the Company's website at www.leesportfc.com, or by contacting the Company's Corporate Secretary.

Communications With Directors

        The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to Corporate Secretary, Leesport Financial Corp., PO Box 6219, Wyomissing, Pennsylvania 19610. Any such communication should state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward all such bona fide communications, with the exception of those clearly of a marketing nature, to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

        The Board has five committees: an Audit Committee, an Asset-Liability Committee, an Executive Committee, a Governance Committee, and a Human Resources/Compensation Committee. The Governance Principles, Code of Conduct, and the Charters for committees of the Board, may be viewed at www.leesportfc.com, or by contacting the Company's Corporate Secretary.

        The following table shows the number of meetings and membership of the Board and committees during 2004. All directors of the Company attended at least 75% of the aggregate of all meetings of the Company's Board of Directors and committees on which they served with the exception of Michael L. Shor who attended 85% of Board of Directors meetings and 53% of meetings of committees on which he served due to scheduling conflicts with the meetings of Board of Directors of Carpenter Technology Corp., his employer. All directors are required to attend the Annual Meeting of Shareholders and all directors were present at the 2004 Annual Meeting of Shareholders.

Board Member	Board of Directors	Audit Committee	Asset- Liability Committee	Executive Committee	Governance Committee	Human Resources Committee
J. H. Burton	X	X		X	X
P.J. Callahan	X
V.A. DeLisi	X		X
C. J. Hopkins	X			X
W. J. Keller	X	X
A. J. Kuzneski, Jr.	X	X		X	X
R. H. Melcher, Jr.	X		X	X
F. C. Milewski	X	X	X	X
R. C. Moyer, Jr.	X					X
M.J. O'Donoghue	X
H. J. O'Neill, III	X	X
K. A. Rightmire	X			X	X	X
M. L. Shor	X			X	X	X
A. J. Weber	X			X	X	X
Total meetings held in 2004	13	9	4	5	6	6

        On the next page is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable laws and regulations regarding "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with the exception of the Executive Committee on which two inside directors serve, and the Asset-Liability Committee on which senior officers of the Company serve.

Asset-Liability Committee

        The committee is composed of one independent director and eight senior officers of the Company. The Asset-Liability Committee is responsible for monitoring the interest rate sensitivity of the Company's assets and liabilities.

Audit Committee

        The Audit Committee is composed of five independent directors (as defined under Nasdaq listing standards) and operates under a written charter. A copy of the Committee's charter as adopted by the Board of Directors is available at the Company's website at www.leesportfc.com, or by contacting the Company's Corporate Secretary. The Audit Committee's duties include:

  •
  Appointing, compensating, and providing oversight of, Leesport's independent accountants;

  •
  Approving all audit and non-audit services to be performed by the independent accountants;

  •
  Reviewing the scope and results of the audit plans of the independent accountants and internal auditor;

  •
  Overseeing the scope and adequacy of internal accounting control and recordkeeping systems;

  •
  Conferring independently with, and reviewing various reports generated by, the independent accountants;

  •
  Overseeing the scope and activities of the internal audit function;

  •
  Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        The Board of Directors has designated Andrew J. Kuzneski, Jr. as the Audit Committee financial expert, and has determined that Mr. Kuzneski is independent within the meaning of the Nasdaq listing standards.

Executive Committee

        The Executive Committee is composed of eight directors, six of whom are independent directors (as defined under Nasdaq listing standards) and two of whom are employee directors, and operates under a written charter. A copy of the Committee's charter is available at the Company's website at www.leesportfc.com, or by contacting the Company's Corporate Secretary. The Executive Committee's duties include:

  •
  Acting on matters that the Chairman of the Board has determined to be an emergency that should not be postponed until the next scheduled Board meeting and for which a special meeting of the Board is not practicable;

  •
  Serving as a sounding board for the CEO in his/her strategic efforts; and

  •
  Taking such other action and do such other things as may be referred to it from time to time by the Board.

Governance Committee

        The Governance Committee is composed of five independent directors (as defined under Nasdaq listing standards) and operates under a written charter. The Committee's charter is available at the

Company's website at www.leesportfc.com, or by contacting the Company's Corporate Secretary. The Governance Committee's duties include:

  •
  Assisting the Board of Directors and management in developing and maintaining best practices in corporate governance;

  •
  Administering a process to measure the effectiveness of the Board of Directors; and

  •
  Recommending to the Board of Directors the criteria by which directors will be held accountable.

        The Governance Committee also serves as the Company's Nominating Committee. The Nominating Committee believes that candidates for director should have certain minimum qualifications, and take into consideration the following factors:

  •
  Current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business;

  •
  The ability and willingness to commit adequate time to Board and Committee matters;

  •
  Personal qualities and characteristics, accomplishments and professional reputation;

  •
  The fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, diverse, and responsive to the needs of the Company.

        The process for identifying and evaluating nominees is as follows:

  •
  In the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term.

  •
  In the case of new director candidates, the Committee first determines whether the nominee is independent pursuant to applicable securities laws, and the rules and regulations of the Securities and Exchange Commission and Nasdaq. The Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee then meets to discuss and consider such candidates' qualifications and then recommends nominees to the Board of Directors.

  •
  The Committee will consider director candidates recommended by shareholders provided the procedures set forth under the Questions and Answers section of this Proxy Statement, in accordance with the Company's bylaws, are followed. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

Human Resources/Compensation Committee

        The Human Resources/Compensation Committee is composed of four independent directors (as defined under Nasdaq listing standards) and operates under a written charter. A copy of the charter is available at the Company's website at www.leesportfc.com, or by contacting the Company's Corporate Secretary. Its duties include:

  •
  Review salary and benefits programs of the company;

  •
  Address and make recommendations to the Board of Directors relating to employee matters, including compensation;

  •
  Evaluate the CEO's performance;

  •
  Recommend for approval by the independent directors of the Board, the CEO's and other executive officers' compensation levels;

  •
  Annually review the amount and compensation of directors and make recommendations to the Company's Board as needed, including incentive-compensation plans and equity-based plans;

  •
  Annually review and approve the amount and compensation, including incentive-compensation plans and equity-based plans, for the CEO and each other executive officer of the Company.

DIRECTOR COMPENSATION

        The Human Resources/Compensation Committee annually reviews the amount and compensation of directors and makes recommendations to the Company's Board as needed, including incentive-compensation plans and equity-based plans.

        Directors who are not officers of Leesport or of Leesport's subsidiaries receive annual compensation as follows:

  •
  Annual Retainer of $6,000

  •
  Annual Retainer for committee chairperson of $7,500

  •
  Annual Retainer for lead independent director of $11,000

  •
  Board meeting attendance fee of $500

  •
  Committee meeting attendance fee of $250

        Leesport adopted a Non-Employee Director Compensation Plan in 2000 which requires that at least sixty-five percent (65%) of each non-employee director's compensation be paid in shares of Leesport's common stock.    All directors are required to maintain holdings of Leesport common stock in an amount equal to at least three times their average annual director fees for the previous three years. If the minimum requirement is not met, then directors are required to receive 100% of their compensation in Leesport common stock. Certain directors have entered into agreements with Leesport providing for the deferral of part or all of the cash fees payable to them.

        Leesport maintains a directors and officers liability insurance policy. The policy covers all directors and officers of Leesport and its subsidiaries for certain liability, loss, or damage that they may incur in their capacities as such directors and officers. To date, no claims have been filed under this insurance policy.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is composed of five independent directors, as currently defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors. The Company's Board of Directors has determined that at least one director, Andrew J. Kuzneski, Jr., qualifies as an "audit committee financial expert" as currently defined by the Securities and Exchange Commission and Nasdaq.

        The Audit Committee has reviewed the audited financial statements of Leesport for the fiscal year-ended December 31, 2004, and discussed them with management and Leesport's independent accountants, Beard Miller Company LLP. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards SAS No. 61, as amended (Communication With Audit Committees).

        The Audit Committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Audit Committee has discussed with the accountants their independence from Leesport and management.

        Based on the Audit Committee's review of such audited financial statements, discussions with management and the independent accountants, the representations of management to the Audit Committee, the representations of the independent accountants included in their report on Leesport's consolidated financial statements and otherwise on such report of the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Leesport's Annual Report on Form 10-K for the year-ended December 31, 2004.

        In connection with standards for independence issued by the Securities and Exchange Commission, the Audit Committee considered whether the independent accountants provision of non-audit services was compatible with maintaining such independence. The Audit Committee will continue to consider similar matters relating to independence during the 2005 fiscal year.

Andrew J. Kuzneski, Jr., Chairman James H. Burton William J. Keller Frank C. Milewski Harry J. O'Neill III

AUDIT AND OTHER FEES

        Aggregate fees billed to Leesport by the independent accountants for the years ended December 31, 2004, and December 31, 2003 were as follows:

	Year-Ended December 31, 2004 ($)	Year-Ended December 31, 2003 ($)
Audit Fees	$132,467	$112,829
Audit-Related Fees	31,593	48,431
Tax Fees	45,903	20,316
All Other Fees	0	0

        Audit-related services consisted of audits of two of the Company's employee benefit plans, accounting and regulatory consultations, and due diligence procedures in connection with business combinations. Tax services consisted of tax compliance, including tax return preparation services, planning, research and advice.

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company's independent accountants. In accordance with such policy, all of the services provided by the Company's independent accountants set forth above were approved by the Audit Committee.

        The Committee may delegate to one or more designated members of the Committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve an activity under this subsection shall be presented to the full Committee at its next scheduled meeting.

REPORT OF THE COMPENSATION COMMITTEE

        The Human Resources Committee serves as the Compensation Committee and is composed of four independent directors (as defined under Nasdaq listing standards). The primary responsibilities of the Committee as it relates to compensation of employees are:

  •
  To set salaries and benefit levels which are competitive with levels available at other financial institutions of comparable size and type in the relevant geographic market area;

  •
  To determine the amount of annual cash bonuses payable to employees; and

  •
  To administer Leesport's Employee Stock Incentive Plan, which was approved by shareholders at the 1999 Annual Meeting, as a means of providing incentive compensation to officers and employees.

        Leesport's executive compensation program, other than benefits under qualified employee plans, consists of:

  •
  Salary;

  •
  Incentive compensation;

  •
  Supplemental retirement plan benefits;

  •
  Stock option awards under the stock incentive plan.

        Salary levels for executive officers are determined for specific job descriptions by reference to salary surveys and other data collected on comparable salaries paid to officers at other similarly situated institutions. The Chief Executive Officer evaluates the performance of executive officers of the company and recommends individual compensation levels to the Committee.

        Annual cash bonuses are awarded based on guidelines previously approved by the Board of Directors. At the beginning of each year quantitative targets for the year are communicated to employees who are eligible to receive cash bonuses. Quantitative targets can differ for employees depending on the employee's position and whether the employee has company-wide or business unit responsibilities. For executive officers of the holding company, the quantitative targets for 2004 were stated in terms of net income and total revenue growth. In addition to quantitative targets, a component of annual bonuses paid to employees is subjective based on an evaluation of the employee's overall performance.

        The Committee approves a range of stock option awards for different positions, other than the Chief Executive Officer, which are awarded based on the performance criteria identified in the compensation and bonus plan. For 2004, incentive awards were based on assessments of individual performance within ranges approved by the Committee and were partially based on specific quantitative criteria.

        The Committee had set the base salary of the Chief Executive Officer, Mr. Melcher, at $245,000 for 2004. For 2005, the Board had set Mr. Melcher's base salary at $270,000 based on the recommendation of the Committee. For 2004, the Chief Executive Officer was awarded 5,000 stock options and a cash bonus of $44,590. For 2004, these awards were based partially on specific quantitative criteria and on an assessment of the Chief Executive Officer's performance, including his efforts and responsibilities in connection with Leesport's goal to become a diversified financial services company. Mr. Melcher resigned from employment effective March 17, 2005.

Karen A. Rightmire, Chairperson Roland C. Moyer, Jr. Michael L. Shor Alfred J. Weber

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information with respect to the compensation of Leesport's President and Chief Executive Officer and each other executive officer whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2004 ("Named Executive Officers.")

						Long-Term Compensation
	Annual Compensation
Name and Principal Position						Restricted Stock Award	Options (Shares)		All Other Compensation (2)(3)(4)(5)
	Year	Salary(1)		Bonus
Raymond H. Melcher, Jr. Chairman, President and Chief Executive Officer(6)	2004 2003 2002	$245,000 245,000 225,000		$44,590 0 20,000		0 0 0	5,250 0 5,000	(7) (8)	$117,435 92,489 87,361
Charles J. Hopkins President and Chief Executive Officer, Essick & Barr	2004 2003 2002	$360,000 353,000 323,000		$76,729 52,258 68,124	(9)	0 0 0	0 0 1,000		$23,058 20,166 17,800
Edward C. Barrett Executive Vice President and Chief Financial Officer	2004 2003 2002	$145,000 135,000 62,500	(10)	$18,850 0 6,000		0 0 0	3,150 0 0	(7)	$46,525 13,757 0
Stephen A. Murray Senior Vice President and Treasurer	2004 2003 2002	$115,000 100,000 82,000		$14,950 0 10,000		0 0 0	2,100 2,000 1,000	(7)	$25,670 11,941 6,150

(1)
Amounts include amounts deferred under Leesport's 401(k) Plan. Under the 401(k) Plan, a participating employee can elect to have from 1% to 15% of his or her earnings reduced on a pre-tax basis and contributed to the Plan. Leesport makes a matching contribution equal to 100% of the first 3% of an employee's salary and 50% of the next 4% of an employee's salary.

(2)
Leesport provides other benefits to certain executive officers in connection with their employment. The value of such personal benefits which is not directly related to job performance is not included in the table above because the value of such benefits does not exceed the lesser of $50,000 or 10% of the salary and bonus paid to the named individual.

(3)
Amounts include Leesport's matching contribution to the participant's account under Leesport's 401(k) Plan in the following amounts:

•
$10,530 for Mr. Melcher
•
$12,800 for Mr. Hopkins
•
$7,250 for Mr. Barrett
•
$5,750 for Mr. Murray

(4)
Amounts include Leesport's contribution to the participant's account under Leesport's Employee Stock Ownership Plan (ESOP) for 2004 in the following amounts:

•
$6,150 for Mr. Melcher
•
$6,150 for Mr. Hopkins
•
$4,350 for Mr. Barrett
•
$3,450 for Mr. Murray

(5)
Amounts for 2004 include accruals under Leesport's Supplemental Executive Retirement Plan in the amount of $98,520 for Mr. Melcher, $34,925 for Mr. Barrett, and $16,470 for Mr. Murray.

(6)
On March 17, 2005, Mr. Melcher resigned his positions with the Company and its affiliates to pursue other interests.

(7)
Amounts have been adjusted to reflect the 5% stock dividend payable on January 14, 2005 to shareholders of record January 1, 2005.

(8)
Options granted February 19, 2002 with respect to Mr. Melcher's performance for the year ended December 31, 2001.

(9)
Amount includes $55,309 which represents commissions on insurance sales and is variable based upon sales performance.

(10)
Amount represents Mr. Barrett's salary for the year 2002 after joining the company July 1, 2002.

Stock Options

        The following table sets forth information concerning grants of stock options during the fiscal year ended December 31, 2004.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rate of Price Appreciation for Option Term
Name			Exercise or Base Price Per Share(2)
				Expiration Date	5%(3)	10%(3)
Raymond H. Melcher, Jr.	5,250	8.3%	$22.3571	12/15/2014	$73,816	$187,066
Edward C. Barrett	3,150	4.98%	$22.3571	12/15/2014	$44,290	$112,239
Stephen A. Murray	2,100	3.32%	$22.3571	12/15/2014	$29,527	$74,826

(1)
All amounts represent incentive stock options and are adjusted to reflect the 5% stock dividend paid to shareholders January 14, 2005. Terms of outstanding incentive options are for a period of ten years from the date the option is granted. The options vest immediately and cannot be exercised until six months after the date they are granted. At the election of the Human Resources Committee administering the Employee Stock Incentive Plan or the Board of Directors, options may be exercised during a period not to exceed three months following an optionee's voluntary termination of employment other than by reason of retirement or disability.

(2)
Under the terms of the Plan, the exercise price per share for an incentive stock option must be at least equal to the fair market value of the common stock at the date of grant. The exercise price may be paid in cash, in shares of common stock valued at fair market value on the date of exercise, or pursuant to a cashless exercise procedure under which the optionee pays part or all of the exercise price by surrendering shares of stock received upon exercise of the option.

(3)
The dollar amounts set forth under these columns are the result of calculations made at the 5% and 10% appreciation rates set forth in Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of the common stock.

        The following table sets forth information concerning exercised and unexercised options to purchase Leesport's common stock granted to the Named Executive Officers:

AGGREGATE OPTIONS EXERCISED IN LAST YEAR
AND DECEMBER 31, 2004 OPTION VALUE

	Shares		Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In-The-Money Options at December 31, 2004($)
Name	Acquired on exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable(1)	Unexercisable(1)
Raymond H. Melcher, Jr.	0	0	17,917	12,638	149,696	85,334
Charles J. Hopkins	0	0	39,317	1,653	200,556	16,844
Edward C. Barrett	0	0	5,128	4,143	50,065	16,188
Stephen A. Murray	0	0	2,093	3,866	22,076	22,386

(1)
Based on market value of $25.13 per share for Leesport common stock at December 31, 2004.

EXECUTIVE OFFICER AGREEMENTS

Raymond H. Melcher, Jr.

        In February 2005, Leesport Financial Corp., Leesport Bank and Raymond H. Melcher, Jr., Chairman, President and Chief Executive Officer of Leesport and the Bank, entered into a new employment agreement, dated as of January 1, 2005. The agreement replaced Mr. Melcher's previous employment agreement, dated June 15, 1998, as amended January 22, 2002.

        On March 17, 2005, Mr. Melcher resigned his positions with Leesport Financial Corp., Leesport Bank and all of their respective affiliated companies to pursue other interests. In connection with Mr. Melcher's termination of employment, the employment agreement, dated as of January 1, 2005, was terminated.

Charles J. Hopkins

        Leesport and Essick & Barr are parties to an employment agreement with Charles J. Hopkins. Mr. Hopkins' employment agreement currently provides for an annual base salary of $378,000 plus commissions determined in accordance with a formula set forth in the employment agreement. In the event the Board of Directors increases Mr. Hopkins' base salary, the increased salary becomes the new base salary under the employment agreement. Mr. Hopkins is entitled to exclusive use of an automobile, with all insurance, maintenance and operating costs paid. In addition, the agreement provides, among other things, the right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits for Mr. Hopkins. The employment agreement contains provisions restricting Mr. Hopkins' right to compete with Leesport, Essick & Barr, or Leesport Bank for a period of two years following termination of employment unless his employment is terminated other than for cause.

        If Mr. Hopkins' employment is terminated without cause, and no change in control of Leesport has occurred, then Mr. Hopkins is entitled to receive his annual base salary for the remainder of the then current employment term. If Mr. Hopkins voluntarily terminates employment for certain reasons following a change in control, then Mr. Hopkins is entitled to severance benefits under his employment agreement. Such reasons include any reduction in title or responsibilities inconsistent with his status prior to the change in control, a reduction in salary or benefits, or any reassignment to a location greater than fifty miles from the location of his office on the date of the change in control. If such termination occurs, Mr. Hopkins will be paid an amount equal to two times his annual base compensation. If his termination or resignation occurs after he attains age 62 1/2, the payment to which Mr. Hopkins is entitled decreases in pro rata amounts at six month intervals from 250% of the sum of the highest base salary and bonus over the three years prior to termination or resignation, to 0% at age 65.

Vito A. DeLisi

        Leesport and Leesport Bank are parties to an employment agreement with Vito A. DeLisi, a director of Leesport and Leesport Bank and President of the Madison Bank Division of Leesport Bank. The employment agreement was effective concurrently with the acquisition of Madison Bancshares Group, Ltd. on October 1, 2004 and runs through December 31, 2007, provided that the agreement is automatically renewed for successive one-year periods thereafter unless either party provides advance notice of nonrenewal. The agreement can also be terminated by Leesport for specified events, including designated events of cause and Mr. DeLisi's disability for a period of six consecutive months or more. On March 17, 2005, Mr. DeLisi was designated acting President and Chief Executive Officer of Leesport Financial Corp. and Leesport Bank following the resignation on that date of Raymond H. Melcher, Jr.

        Mr. DeLisi's employment agreement currently provides for an annual base salary of $235,000, which may be increased from time to time by action of Leesport's Board of Directors. Mr. DeLisi will also be entitled to participate in the incentive bonus and other benefit programs maintained by Leesport for similarly situated officers. Leesport also agreed to maintain the split-dollar insurance arrangement for the benefit of Mr. DeLisi maintained by Madison at the time of the Madison acquisition.

        Mr. DeLisi's employment agreement contains a change in control provision applicable to changes in control of Leesport. Generally, if Mr. DeLisi's employment terminates as a result of events of "good reason" specified in the employment agreement following a change in control of Leesport, Mr. DeLisi will be entitled to a cash payment equal to the greater of (i) two times of the sum of his then base salary and the average amount of annual bonuses paid to him (or accrued for his benefit) or (ii) the present value of the payments that would be made to him if his employment were terminated without cause in the absence of a change in control. If Leesport terminates Mr. DeLisi's employment in the absence of cause or disability during the employment period, his agreement provides that he will receive (i) continued payments of his base salary in effect on the date of termination plus an amount equal to his average bonus amounts during his employment for a period of twelve months or the period of time remaining on the employment period, whichever is longer, and (ii) medical benefits coverage for a period of twelve months or until his death or other employment.

Change in Control Agreements

        The Company and Leesport Bank are parties to change in control agreements with Edward C. Barrett, Executive Vice President and Chief Financial Officer, Stephen A. Murray, Senior Vice President and Treasurer, James A. Kirkpatrick, Executive Vice President and Chief Lending Officer of Leesport Bank, Christina S. McDonald, Executive Vice President and Chief Retail Banking Officer of Leesport Bank and Jenette L. Eck, Senior Vice President and Corporate Secretary. Each of these agreements provides the officer with severance benefits in the event that the officer's employment terminates for certain specified events of good reason following a change in control of the Company. The agreements generally provide for a benefit in each case of one times the sum of (i) the officer's highest annualized base salary in the year of termination of employment or over the two prior years and (ii) the highest cash bonus paid to the officer in the year of termination of employment or over the prior two years. Payments are made over a twelve month period commencing on the month following termination of employment. The officer is also entitled to a continuation of health and medical benefits for a one-year period.

Deferred Compensation and Salary Continuation Agreements

        Leesport has entered into agreements with directors Moyer, O'Neill and Weber which permit the director to defer part or all of his director fees until the director ceases to be a director of Leesport or its subsidiaries. Interest accrues on the deferred fees at an annual rate of 8%. The director is an unsecured creditor with respect to such deferred fees. The agreements also provide that if the director dies or becomes disabled while a director, the director receives certain death or disability benefits. Leesport has purchased whole life insurance policies on the lives of certain directors to fund its obligations under these agreements. In addition, Leesport has entered into an agreement with Mr. Melcher which permits management directors to defer a portion of their salary until he or she no longer serves on the Board of Directors.

PERFORMANCE GRAPH

        Set forth below is a graph and table comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return on the NASDAQ-Total US Index, the NASDAQ Combination Bank Index, and the SNL Securities Mid-Atlantic Bank Index for the five-year period commencing December 31, 1999, and ending December 31, 2004.

        Cumulative total return on the Company's common stock, the NASDAQ Combination Bank Index, and the SNL Bank Index equals the total increase in value since December 31, 1999, assuming reinvestment of all dividends. The graph and table were prepared assuming that $100 was invested on December 31, 1999, in Company common stock, the NASDAQ-Total US Index, the NADAQ Combination Bank Index, and the SNL Bank Index. Leesport Financial Corp.

LEESPORT FINANCIAL CORP.

	Period Ending
Index
	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Leesport Financial Corp.	100.00	87.84	99.67	133.62	175.58	201.76
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL Mid-Atlantic Bank Index	100.00	122.55	115.49	88.82	126.29	133.75
*
Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005.
Used with permission. All rights reserved. crsp.com.	Source: SNL Financial LC, Charlottesville, VA © 2005

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Transactions with Management and Others

        Some directors and officers of Leesport, and the companies with which they are associated, are customers of, and during 2004 had banking transactions with, Leesport Bank in the ordinary course of the bank's business, and intend to do so in the future. All loans and loan commitments included in such transactions were made in the ordinary course of business under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management, do not involve more than the normal risk of collection or present other unfavorable features. At December 31, 2004, total loans and commitments of approximately $6.27 million were outstanding to Leesport's executive officers and directors and their affiliated businesses, which represented approximately 6.89% of Leesport's shareholders' equity at such date.

        Leesport Bank presently leases seven branch locations from The DePaul Group. These leases relate to former Madison Bank branch locations and were assumed by Leesport under their current terms by operation of law in connection with its acquisition of Madison Bancshares Group, Ltd. in October 2004. The aggregate amount of lease payments to The DePaul Group under these leases was approximately $124,000 for the period from October 1, 2004 (the date of acquisition of Madison Bancshares Group, Ltd.) through December 31, 2004. The aggregate amount of lease payments for 2005 is expected to be approximately $498,000. Director Patrick J. Callahan is an executive officer of The DePaul Group. Director Michael J. O'Donoghue is the brother-in-law of a principal of The DePaul Group.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and any persons owning ten percent or more of Leesport's common stock, to file in their personal capacities, initial statements of beneficial ownership, statements of change in beneficial ownership, and annual statements of beneficial ownership with the Securities and Exchange Commission. Persons filing such beneficial ownership statements are required by SEC regulations to furnish Leesport with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that "late filings" of such statements be disclosed in the proxy statement. To the best of Leesport's knowledge, there were no late filings during 2004.

MATTER NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has appointed Beard Miller Company LLP, independent auditors, as Leesport's independent auditors for the fiscal year ending December 31, 2005. Beard Miller Company LLP has acted as Leesport's independent auditors continuously since 1990. The appointment was recommended by the Audit Committee and is subject to shareholder ratification. Representatives from Beard Miller Company LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BEARD MILLER COMPANY LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2005 FISCAL YEAR.

ADDITIONAL INFORMATION

Principal Shareholders

        The following table sets forth, as of February 16, 2005, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent of Leesport's common stock, the number of shares beneficially owned by such person, and the percentage of the common stock owned.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percentage of Shares Outstanding
The Banc Funds Company, L.L.C. 208 S LaSalle Street Chicago, Illinois	314,644(1)	6.7%

(1)
Based upon a Schedule 13G filing dated February 11, 2005 made with the Securities and Exchange Commission. The Schedule 13G was filed jointly by Banc Fund V L.P., an Illinois limited partnership, with respect to 146,055 shares of the Company's common stock, and Banc Fund VI L.P., an Illinois limited partnership, with respect to 168,589 shares of the Company's common stock. According to the Schedule 13G, The Banc Funds Company, L.L.C. has sole voting and investment power with respect to the shares beneficially owned.

Other Matters

        Management knows of no business other than as described above that is planned to be brought before the Meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote thereon to their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Secretary

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 26, 2005
PROXY STATEMENT Dated and to be mailed March 24, 2005
TABLE OF CONTENTS
QUESTIONS AND ANSWERS
MATTER NO. 1 ELECTION OF DIRECTORS
DIRECTOR INFORMATION
BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
AUDIT AND OTHER FEES
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
AGGREGATE OPTIONS EXERCISED IN LAST YEAR AND DECEMBER 31, 2004 OPTION VALUE
EXECUTIVE OFFICER AGREEMENTS
PERFORMANCE GRAPH
LEESPORT FINANCIAL CORP.
MATTER NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
ADDITIONAL INFORMATION